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                              EMPLOYMENT AGREEMENT



AGREEMENT, dated as of January 14, 1999 by and between Wavetek Wandel & Goltermann Management Holding GmbH (the "Company"), and Jean-Philippe Dara (the "Employee").

WHEREAS, Employee has been employed as a senior executive of Company; and

WHEREAS, Company and Employee wish to set forth the terms of the Employee's employment by Company;

NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants:

herein contained, and other good and valuable consideration, the parties hereto agree as follows:



1.       EMPLOYMENT.

Company hereby employs Employee, and Employee agrees to serve as an employee of the Company, on the terms and conditions set forth in this Agreement.



2.       PERIOD OF EMPLOYMENT.

The "Period of Employment" shall be the period commencing on February 15, 1999, and ending on February 14, 2002; provided, however, that commencing on February 15, 2002 and on the February 15 of each year thereafter, the term of the Agreement shall automatically be extended for one additional year unless at least 12 months prior to any such date, Company or Employee shall have given notice in accordance with Section 11 hereof that such extension shall not occur.


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3.       DUTIES DURING THE PERIOD OF EMPLOYMENT.

During the Period of Employment, Employee shall serve as Senior Vice President Human Resources of the Company and shall have such duties and responsibilities as are assigned to Employee by the Chief Executive Officer commensurate with such position. Employee shall devote Employee's full business time, attention and efforts to the affairs of Company during the Period of Employment, provided, however, that Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of such other organizations as Company may from time to time agree to, and similar type activities to the extent that such other activities do not inhibit or prohibit the performance of Employee's duties under this Agreement, or conflict in any material way with the business of Company and its affiliates.

In performing such duties, Employee's principal place of employment shall be at the offices of the Company

                                     Wavetek Wandel & Goltermann
                                     Management Holding GmbH
                                     Arbachtalstr. 6
                                     72800 Eningen u.A.
                                     Germany

The company has the right to change the working location, the assigned duties and function if personal or company internal circumstances require this.



4.       CURRENT CASH COMPENSATION.

As compensation for Employee's services hereunder, during the Period of Employment Employee will be entitled to target total compensation at the annual rate of DM 420,000 (fourhundredandtwentythousand Deutsch Mark) of which:

(i) DM 300,000.-- shall be base salary, payable in accordance with the Company's payroll practices for senior executives and

(ii) DM 120,000.-- shall be target bonus, payable in accordance with Company's annual bonus plan. Company shall review such target total compensation annually and in light of such review may, in the discretion of the Chief Executive Officer of Company (but shall not be obligated to), increase such target total compensation taking into account any change in Employee's then responsibilities, increases in the cost of living, performance by Employee, and other pertinent factors.

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(iii) The targeted salary is assured for one year on a pro rata basis, e.g.
7.5/12 of DM 420,000 for period February 15 to September 30, 1999 and 4.5/12 of DM 420,000 for FY 1999/00. The 4.5/12 will be balanced with the bonus payment for FY 1999/00.



5.       OTHER EMPLOYEE BENEFITS.

(a)      VACATION AND SICK LEAVE.

Employee shall be entitled to a 30 days paid annual vacation period and 6 weeks sick leave in accordance with the Company's executive vacation and sick leave policies.

(b)      REGULAR REIMBURSED BUSINESS EXPENSES.

Company shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of Employee's duties during the Period of Employment, and provide such other facilities or services as Company and Employee may, from time to time, agree are appropriate, all in accordance with Company's established policies.

(c)      EMPLOYEE BENEFIT PLANS.

In addition to the cash compensation provided for in Section 4 hereof, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in Company's employee benefit plans, as presently in effect or as they may be modified or added to by Company from time to time.

(d)      EXECUTIVE COMPENSATION PLANS.

In addition to the cash compensation provided for in Section 4 hereof and the employee benefits provided for in paragraph (c) of this Section, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in Company's executive compensation plans, as presently in effect or as they may be modified or added to by Company from time to time.

(e)      ADDITIONAL BENEFITS.

In addition to the cash compensation provided for in Section 4 hereof and participation in the employee benefit and executive compensation plans provided in paragraphs (c) and (d) of this Section, Employee shall be entitled to the additional benefits set forth in Exhibit A.

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6.       TERMINATION.

(a)      TERMINATION BY COMPANY WITHOUT CAUSE.

If Company should terminate the Period of Employment without Cause as defined below, in addition to any other compensation and benefits payable as provided for hereunder, Company shall pay to Employee a lump sum amount equal to one year's base salary payable to Employee pursuant to Section 4 as of the date of termination of the Period of Employment.

"Cause" shall mean the willful and continued failure by Employee to use reasonable effort to substantially perform Employee's duties with Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Employee by the Company which specifically identifies the manner in which Company believes Employee has not substantially performed his duties; conviction of, or plea of NOLO CONTENDERE to, a felony; fraud, material dishonesty or gross misconduct in connection with the business of the Company.

(b)      TERMINATION BY EMPLOYEE; TERMINATION BY COMPANY FOR CAUSE.

Employee shall have the right, upon 12 months' prior written notice given to Company, to terminate the Period of Employment. If Employee should terminate the Period of Employment or Company should terminate the Period of Employment for Cause, Employee will be entitled only to be paid the base annual salary otherwise payable to Employee under paragraph (i) of Section 4 through the end of the month in which the Period of Employment is terminated.


7.       CONFIDENTIAL INFORMATION.

Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to Company or any affiliate of Company, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of Company and any affiliate of Company learned by Employee from Company or any such affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside Company or any of its affiliates, whether during or after Employee's period of service with Company, except as may be required by a court of law, by any governmental agency having supervisory authority over the

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business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. Employee agrees to give Company advance written notice of any disclosure pursuant to the preceding sentence and to cooperate with any efforts by Company to limit the extent of such disclosure. Upon request by Company, Employee agrees to deliver promptly to Company upon termination of Employee's services for Company, or at any time thereafter as Company may request, all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to Company's or any affiliate's business and all property of Company or any affiliate associated therewith, which Employee may then possess or have under Employee's control, other than personal notes, diaries, rolodexes and correspondence.


8.       NON-COMPETITION AGREEMENT.

Without the consent in writing of the Chief Executive Officer which will not be unreasonably withheld, upon termination of Employee's employment for any reason whatsoever, Employee will not

(i) for a period of one year engage in, or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder, investor, officer or director of a corporation or as an employee, agent, associate, adviser or consultant of any person, partnership or corporation, any business in competition with the business carried on by Company or any of its affiliates or

(ii) for a period of one year employ or seek to employ any person then employed by the Company or any of its affiliates. Notwithstanding the preceding sentence, Employee shall not be prohibited from owning less than five percent (5%) of any publicly traded corporation (whether or not such corporation is in competition with Company or its affiliates).

It is the intention of the parties hereto that the restrictions contained in this Section be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable.

Employee confirms that all restrictions in this Section are reasonable and valid and hereby waives all defenses to the strict enforcement thereof by Company.

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9.       REMEDY.

Should Employee engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 7 and 8 hereof, it is agreed that Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining Employee and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to Company shall not be deemed to limit or prevent the exercise by Company of any or all further rights and remedies which may be available to Company hereunder or at law or in equity.



10.      GOVERNING LAW.

This Agreement is governed by and is to be construed and enforced in accordance with the German laws, without reference to rules relating to conflicts of law. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.



11.      NOTICES.

All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or for delivery as registered or certified mail, addressed to the respective party.



12.      MISCELLANEOUS.

(a)      ENTIRE AGREEMENT.

This Agreement constitutes the entire understanding between Company and Employee relating to employment of Employee by Company and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, Employee's heirs, executors, administrators and beneficiaries, and Company and its successors.

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(b)      WITHHOLDING TAXES.

All amounts payable to Employee under this Agreement shall be subject to applicable withholding of income, employment and other taxes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.



Wavetek Wandel & Goltermann                                   Employee
Management Holding GmbH



Peter Wagner      Karl-Heinz Eisemann                Jean-Philippe Dara



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                                    EXHIBIT A

                             TO EMPLOYMENT AGREEMENT
                                     BETWEEN
                           WAVETEK WANDEL & GOLTERMANN
                                       AND
                               JEAN PHILIPPE DARA






Additional Benefits

(i) The company provides the employee with a company car for company business as well as for private use. The employee may freely select from a list of makes, models and price classes, approved by the company.

(ii) The company pays the telephone and facsimile charges for employee's private telephone connection and a mobile telephone including the standing charges.

(iii) The company guarantees employee an option to purchase 20,000 shares, vested for 4 years, under the conditions of the "Share Option Program" which is currently under discussion with the Board of Directors.

(iv) The company insures employee against accident at work or outside work for the sum of DM 200,000 in the event of death and DM 400,000 in the event of disablement.

(v) The company will relocate employee's household goods from employee's home in France to Germany. Until that time the company will pay for a hotel room and for up to six two-way-flights from Stuttgart to Paris during this period. The company also pays for agency fees for employee's new home/apartment.

(vi) The company pays for employee's and his wife's language lessons in German as required.

(vii)    The company looks for professional tax assistance by Arthur Andersen.


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